UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 26, 2005

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incoporation)		Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices)  (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

        On September 28, 2005, the Board of Directors (the “Board”) of NovaDel Pharma Inc. (the “Company”) announced its appointment of Dr. Jan H. Egberts as the Company’s Chief Operating Officer, effective September 26, 2005. As previously announced, the Company notified Dr. Gary Shangold, Chief Executive Officer of the Company, that his employment agreement will not be extended at the end of its term on December 22, 2005. Dr. Egberts will assume the positions of President and Chief Executive Officer of the Company on December 23, 2005.

        The Company and Dr. Egberts entered into an Employment Agreement dated as of September 26, 2005 (the “Employment Agreement”). The Employment Agreement term commenced on September 26, 2005 and will expire on September 25, 2007. The material terms of the Employment Agreement are set forth below.

        In addition, the Company and Dr. Egberts entered into a Nonqualified Stock Option Agreement dated as of September 26, 2005 (the “Option Agreement”) pursuant to which the Company granted to Dr. Egberts options to purchase 1,622,700 shares of common stock of the Company. The material terms of the Option Agreement are set forth below.

•	Directorship: Pursuant to the Employment Agreement, the Company is required to use its best efforts to cause Dr. Egberts to be elected as a member of the Board at the next annual shareholder meeting and to include him in the management slate for election as a director at every annual shareholder meeting during the term of the Employment Agreement at which his term as a director would otherwise expire.

•	Base salary: Pursuant to the Employment Agreement, the Company will pay Dr. Egberts a base salary of $350,000 per annum, payable in equal semi-monthly installments.

•	Bonuses: Upon assuming the title of President and Chief Executive Officer, Dr. Egberts will be eligible to receive an annual bonus of fifty percent (50%) of his base salary as target. The amount of such bonus will be tied to performance against objectives as approved by the Compensation Committee of the Board, and will be paid for each calendar year commencing with 2006. Upon the date on which Dr. Egberts assumes the position of President and Chief Executive Officer, he will receive an interim bonus for the period from September 26, 2005 through the date he assumes the position of President and Chief Executive Officer, in an amount equal to fifty percent (50%) of his pro-rated base salary for such period.

•	Stock Options: Pursuant to the Employment Agreement and the Option Agreement, on September 26, 2005, the Company granted Dr. Egberts options to purchase 1,622,700 shares of common stock of the Company, exercisable in three equal installments on September 26, 2006, September 26, 2007 and September 26, 2008, and expiring on September 25, 2010. The exercise price of each option is $1.70. Pursuant to the Employment Agreement, the Company has also agreed to grant Dr. Egberts options to purchase an additional 400,000 shares of common stock of the Company upon the signing of a third party agreement which provides milestone opportunities in excess of $30 million in revenue, but no earlier than March 26, 2006. Such stock option grant will have a term of five (5) years and will vest ratably over a three-year period ending on the third anniversary of the grant.

•	Severance: If Dr. Egberts’s employment were to be terminated by the Company prior to the expiration of term of the Employment Agreement or by Dr. Egberts for Good Reason (as defined in the Employment Agreement), Dr. Egberts would receive certain severance payments and benefits, which vary depending upon the reason for the termination of the Employment Agreement, and which are fully described in the Employment Agreement attached hereto. In addition, upon the termination, certain options would vest and certain options would be terminated either at the date of termination of the Employment Agreement or at a later date, varying in both cases, depending upon the reason for the termination, all as fully described in the Employment Agreement and the Option Agreement. If Dr. Egberts’s Employment Agreement were to not be renewed at the expiration of the term thereof by the Company, Dr. Egberts would receive certain severance payments and benefits, as fully described in the Employment Agreement, and all of his outstanding options would be deem to be vested and would expire 90 days after the date of nonrenewal.

        The descriptions of the Employment Agreement and the Option Agreement above are not complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Option Agreement. Copies of the Employment Agreement and the Option Agreement are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated in this Item 1.01 by reference.

        The information set forth in Item 5.02 is incorporated by reference in this Item 1.01.

Item 3.02   Unregistered Sales of Equity Securities.

        As described above, on September 26, 2005, in connection with the employment of Dr. Egberts, the Company granted Dr. Egberts options to purchase 1,622,700 shares of common stock of the Company, pursuant to the Option Agreement. The options are non-qualified, non-plan options and were issued pursuant to an exception from the rules of the American Stock Exchange that require shareholder approval of stock option and equity compensation plans, as an inducement material to Dr. Egberts’s entering into the Employment Agreement with the Company.

        The grant of the options to Dr. Egberts pursuant to the Option Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof as a transaction not involving a public offering or, alternatively, registration was not required because the issuance of the options did not involve a “sale” under Section 2(a)(3) of the Act.

        The information set forth in Item 1.01 is incorporated by reference in this Item 3.02.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On September 28, 2005, the Board of Directors (the “Board”) of NovaDel Pharma Inc. (the “Company”) announced its appointment of Dr. Jan H. Egberts as the Company’s Chief Operating Officer.

Dr. Egberts will assume the positions of President and Chief Executive Officer of the Company on December 23, 2005. There was no arrangement or understanding between Dr. Egberts and any other persons pursuant to which Dr. Egberts was appointed Chief Operating Officer.

        As Chief Operating Officer of the Company, Dr. Egberts will serve at the pleasure of the Board. Dr. Egberts is 47 years old. From February, 2001 to January, 2004 Dr. Egberts served as Chairman of Molnlycke Health Care, Inc., a provider of single-use surgical and wound care solutions. In addition, he served concurrently as President of the BARRIER division from February, 2001 through April, 2002 and from April, 2002 to January, 2004 as Senior Vice President and Global Marketing Director of Molnlycke Health Care in Goteborg, Sweden. Prior to his employment with Molnlycke, Dr. Egberts served as Vice President, Business and Market Development WorldWide for Johnson & Johnson, a pharmaceutical company, from November, 1996 to February, 2001. At Johnson & Johnson, he served as a member of the Global Management Board of the Johnson & Johnson Medical franchise where he was responsible for licensing/acquisitions, equity investment and patent management. Prior to his employment with Johnson & Johnson, Dr. Egberts held various positions with Merck & Co., including Senior Director Marketing, Osteoporosis Business Group from February, 1994 to November, 1996; Partner in Egberts & Company, in Amsterdam from September, 1993 to February, 1994 and various other roles, including Engagement Manager with McKinsey & Company in New York, Dusseldorf, London and Amsterdam from September, 1989 to September, 1993. Finally, Dr. Egberts was the Project Manager with Cancer Biotechnology Research and Development Organon/Bionetics Research, Inc. from September, 1995 to August, 1997. None of Dr. Egberts’s former organizations of employment is a parent, subsidiary or other affiliate of the Company.

        Dr. Egberts has held the position of a director of Nanobac Pharmaceuticals Inc., a public reporting company, since February, 2004. Dr. Egberts holds an M.B.A. from Stanford Graduate School of Business, and an M.D. degree from the Erasmus University Medical School in Rotterdam, The Netherlands.

        The information set forth in Item 1.01 is incorporated by reference in this Item 5.02.

Item 7.01   Regulation FD Disclosure.

        A copy of a press release announcing Dr. Egberts’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

        The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Item 9.01   Financial Statements and Exhibits.

(c)              Exhibits

Exhibit       Description

10.1            Employment Agreement between NovaDel Pharma Inc. and Jan H. Egberts dated September 26, 2005

10.2            Nonqualified Stock Option Agreement between NovaDel Pharma Inc. and Jan H. Egberts dated September 26, 2005

99.1            Press release dated September 28, 2005 entitled "NovaDel Pharma Inc. Announces Management Addition"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc. By: /s/ Jean W. Frydman ————————————————— Name: Jean W. Frydman Title: General Counsel

Date September 28, 2005

EXHIBIT INDEX

Exhibit       Description

10.1            Employment Agreement between NovaDel Pharma Inc. and Jan H. Egberts dated September 26, 2005

10.2            Nonqualified Stock Option Agreement between NovaDel Pharma Inc. and Jan H. Egberts dated September 26, 2005

99.1            Press release dated September 28, 2005 entitled "NovaDel Pharma Inc. Announces Management Addition"